Exhibit 13.2

CERTIFICATIONS OF CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Chunli Fu, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Sentage Holdings Inc. on Form 20-F for the fiscal year ended December 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 20-F fairly presents in all material respects the financial condition and results of operations of Sentage Holdings Inc. at the dates and for the periods indicated.

Date: April 30, 2026

By:	/s/ Chunli Fu
Chunli Fu
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Sentage Holdings Inc. and will be retained by Sentage Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.